Registration No. 333-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                         WALTER INDUSTRIES, INC.
          (Exact name of Registrant as specified in its charter)

      Delaware                                        13-3429953
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)


                         Walter Industries, Inc.
                      1500 North Dale Mabry Highway
                          Tampa, Florida  33607
(Address, including zip code, of Registrant's principal executive office)

           Walter Industries, Inc. Employee Stock Purchase Plan
                         (Full title of the Plan)
                             Robert B. Lewis
         Executive Vice President and Principal Financial Officer
                         Walter Industries, Inc.
                      1500 North Dale Mabry Highway
                          Tampa, Florida  33607
                              (813) 871-4523
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                Copies to:
                          Peter J. Gordon, Esq.
                        Simpson Thacher & Bartlett
                           425 Lexington Avenue
                      New York, New York 10017-3954
                              (212) 455-2000

                     CALCULATION OF REGISTRATION FEE



Title of Securities to be   Amount of   Proposed      Proposed       Amount of
         Registered        Registered    Maximum       Maximum     Registration
                                       Offering Price  Aggregate       Fee
                                        Per Share    Offering Price

Common Stock, $0.01 par
value per share           1,000,000     $7.46875      $7,468,750     $1,971.75

(a) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price of the Common Stock as reported on the New York Stock Exchange Composite Tape on October 31, 2000.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Walter Industries, Inc. (the "Company" or the "Registrant") with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000.

     (b) The Company's Quarterly Report for the fiscal quarter ending August 31, 2000.

     (c)  Current Report on Form 8-K filed on August 18, 2000.

     (d) The description of the Company's Common Stock contained in the Prospectus as part of Post-Effective Amendment No. 8 on Form S-3 (File No. 33-59013), filed on January 29, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

                                              Not required.

Item 5. Interests of Named Experts and Counsel


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

                                              Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Article IV of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii)

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

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 6 of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

     The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

     The Registration Rights Agreement dated as of March 17, 1995 and the Registration Rights Agreement dated as of September 12, 1995 between the Company and the shareholders named therein (the "Holders") each requires the Company, on the one hand, and the Holders referred to therein, on the other hand, under certain circumstances, to indemnify each other and, in the case of the Company's indemnification obligations, each other person who participates as an underwriter in an offering of Common Stock thereunder, and each other person who controls such parties and/or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act of 1933, incurred in connection with each registration of securities pursuant to such registration rights agreement.

     The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The

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

Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration
Statement:

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(1) of the Company's Quarterly Report on Form 10-Q filed on January 14, 1999 (File No. 001-13711)

4.2 The description of the Company's Common Stock contained in the Prospectus as part of Post-Effective Amendment No. 8 on Form S-3 (File No. 33-59013), filed on January 29, 1998.

5         Opinion of Simpson Thacher & Bartlett

23.1      Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto)

24        Power of Attorney

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration

Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


















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

                                SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 30th day of October, 2000.

                                     WALTER INDUSTRIES, INC.
                                          (Registrant)


                                     By  /s/     Robert B. Lewis
                                         ---------------------------------
                                         Robert B. Lewis
                                         Executive Vice President and
                                         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature               Title                         Date

/s/  Donald N. Boyce    Director and Interim Chairman,       October 30, 2000
     Donald N. Boyce    President and Chief Executive
                        Officer (principal executive
                        officer)


/s/  Robert B. Lewis    Executive Vice President and Chief   October 30, 2000
     Robert B. Lewis    Financial Officer (principal
                        financial officer)

/s/  Mark Hiltwein      Senior Vice President (principal     October 30, 2000
     Mark Hiltwein      accounting officer)

  *  Robert F. Amter         Director                        October 30, 2000
     Robert F. Amter


  *  Howard L. Clark, Jr.    Director                        October 30, 2000
     Howard L. Clark, Jr.

  *  Perry Golkin            Director                        October 30, 2000
     Perry Golkin



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

  *  James L. Johnson        Director                        October 30, 2000
     James L. Johnson

  *  Scott C. Nuttall        Director                        October 30, 2000
     Scott C. Nuttall

  *  Wayne W. Robinson       Director                        October 30, 2000
     Wayne W. Robinson

  *  Neil A. Springer        Director                        October 30, 2000
     Neil A. Springer

  *  Michael T. Tokarz       Director                        October 30, 2000
     Michael T. Tokarz

By  /s/    Robert B. Lewis
     *  Attorney-in-Fact
































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

                            INDEX TO EXHIBITS

Exhibit
Number                                Description

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(1) of the Company's Quarterly Report on Form 10-Q filed on January 14, 1999 (File No. 001-13711)

4.2 The description of the Company's Common Stock contained in the Prospectus as part of Post-Effective Amendment No. 8 on Form S-3 (File No. 33-59013), filed on January 29,1998.

5              Opinion of Simpson Thacher & Bartlett

23.1           Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Simpson Thacher & Bartlett(included in their opinion filed as Exhibit 5 hereto)

24             Power of Attorney